NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER AND FISCAL 2019 RESULTS

WALL, N.J., November 19, 2019 — Today, New Jersey Resources (NYSE: NJR) reported results for fiscal 2019. Highlights for the fiscal year included:

●	Consolidated net income of $169.5 million, compared with $233.4 million in fiscal 2018

●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $175.0 million, or $1.96 per share, compared with $240.5 million, or $2.74 per share in fiscal 2018

●	Announced fiscal 2020 NFE guidance of $2.05 to $2.15 per share

●	Increased annual dividend rate by 6.8 percent to $1.25 per share

●	Received all permits for the Southern Reliability Link (SRL) and began construction during fiscal 2019

●	Clean Energy Ventures (CEV) placed seven commercial solar installations into service, adding 51.8 megawatts (MW) to total installed capacity

Fiscal 2019 net income totaled $169.5 million, or $1.90 per share, compared with $233.4 million, or $2.66 per share, in fiscal 2018. Fiscal 2019 NFE totaled $175.0 million, or $1.96 per share, in-line with the previously announced guidance range, compared with $240.5 million, or $2.74 per share, in fiscal 2018. The results during fiscal 2018 included an income tax benefit of $59.6 million, or $0.68 per share, due to the revaluation of deferred taxes resulting from tax reform and the reduction in the federal corporate tax rate. In addition, fiscal 2018 results included better than expected performance at Energy Services, driven by sustained cold weather and pricing volatility, which did not reoccur in fiscal 2019.

Fourth-quarter fiscal 2019 net income totaled $18.1 million, or $0.20 per share, compared with a net loss of $16.3 million, or $0.18 per share, during the same period in fiscal 2018. Fourth-quarter NFE was $26.0 million, or $0.29 per share, compared with a net financial loss of $28.9 million, or $0.33 per share, during the same period last year. The increase in our fourth quarter fiscal 2019 results were primarily due to contributions at CEV, which recorded increased Solar Renewable Energy Credits (SRECs) sales and recognized increased income tax credits (ITCs) on projects placed into service, compared to the fourth quarter of fiscal 2018.

"New Jersey Resources delivered solid results for fiscal 2019 and our continued investments in energy infrastructure positions us to deliver consistent results for our shareowners," said Steve Westhoven, President and CEO of New Jersey Resources. "We are committed to meeting our customers needs' and rewarding the confidence of our shareowners, as illustrated by our 6.8 percent dividend increase."

Key Performance Metrics

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
($ in Thousands)	2019	2018	2019	2018
Net (loss) income	$18,086	$(16,255)	$169,505	$233,436
Basic EPS	$0.20	$(0.18)	$1.90	$2.66
NFE	$25,956	$(28,906)	$174,960	$240,486
Basic NFE per share	$0.29	$(0.33)	$1.96	$2.74

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

A reconciliation of net income to NFE for the three and twelve months ended September 30, 2019, and 2018, is provided below.

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2019	2018	2019	2018
Net income (loss)*	$18,086	$(16,255)	$169,505	$233,436
Add:
Unrealized loss (gain) on derivative instruments and related transactions	28,234	866	2,881	26,770
Tax effect	(6,745)	(592)	(711)	(4,512)
Effects of economic hedging related to natural gas inventory	(7,764)	(7,782)	4,309	(22,570)
Tax effect	1,845	1,844	(1,024)	7,362
Net income to NFE tax adjustment	(7,700)	(6,987)	—	—
Net financial earnings (loss)	$25,956	$(28,906)	$174,960	$240,486

Weighted Average Shares Outstanding
Basic	89,983	88,279	89,242	87,689
Diluted	90,366	88,279	89,616	88,315

Basic earnings (loss) per share	$0.20	$(0.18)	$1.90	$2.66
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.31	0.01	0.03	0.31
Tax effect	(0.06)	(0.01)	(0.01)	(0.05)
Effects of economic hedging related to natural gas inventory	(0.09)	(0.09)	0.05	(0.26)
Tax effect	0.02	0.02	(0.01)	0.08
Net income to NFE tax adjustment	(0.09)	(0.08)	—	—
Basic net financial earnings (loss) per share	$0.29	$(0.33)	$1.96	$2.74

*Results during fiscal 2018 include an income-tax benefit of $59.6 million, or $0.68 per share, due to the revaluation of deferred income taxes resulting from tax reform and the reduction in the federal corporate tax rate that did not reoccur in fiscal 2019.

NFE/net financial loss is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

A table detailing NFE for the three and twelve months ended September 30, 2019, and 2018, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2019	2018	2019	2018
New Jersey Natural Gas	$(18,402)	$(12,943)	$78,062	$84,048
Midstream	3,488	2,052	14,689	24,367
Subtotal Regulated	(14,914)	(10,891)	92,751	108,415
Clean Energy Ventures	52,676	(4,623)	77,473	75,849
Energy Services	(10,726)	(17,649)	2,918	60,378
Home Services and Other	(1,021)	4,382	1,911	(3,829)
Subtotal Unregulated	40,929	(17,890)	82,302	132,398
Subtotal	26,015	(28,781)	175,053	240,813
Eliminations	(59)	(125)	(93)	(327)
Total	$25,956	$(28,906)	$174,960	$240,486

NJR Announces Fiscal 2020 NFE Guidance:

NJR announced fiscal 2020 NFE guidance of $2.05 to $2.15 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2020:

Company	Expected Fiscal 2020 Net Financial Earnings Contribution
New Jersey Natural Gas	55 to 60 percent
Midstream	10 to 15 percent
Total Regulated	65 to 75 percent
Clean Energy Ventures	20 to 25 percent
Energy Services	5 to 15 percent
Home Services and Other	1 to 2 percent
Total Unregulated	26 to 42 percent

In providing fiscal 2020 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

Regulated Business Update:

New Jersey Natural Gas (NJNG)

NJNG reported fiscal 2019 NFE of $78.1 million, compared with $84.0 million in fiscal 2018. The decrease in fiscal 2019 was due primarily to higher operating and maintenance (O&M) expenses mainly related to technology investments and lower Basic Gas Supply Service (BGSS) incentives, which were partially offset by new customer growth and an increase in margin related to SAFE II and NJ RISE infrastructure projects. Net financial losses for the fourth quarter of fiscal 2019 and 2018 were $18.4 million and $12.9 million, respectively. The increase in net financial losses were primarily due to increased O&M expenses.

Customer Growth:

●	NJNG added 9,711 new customers during fiscal 2019, compared with 9,596 during fiscal 2018, primarily driven by the residential new construction market. In addition, 218 existing NJNG customers expanded their natural gas service during fiscal 2019.

●	NJNG expects to add between 28,000 and 30,000 new customers between fiscal 2020 and fiscal 2022, representing an average annual growth rate of 1.8 percent and a cumulative increase in utility gross margin of approximately $16.3 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Rate Case Filing:

●	On November 13, 2019, NJNG received approval from the New Jersey Board of Public Utilities (BPU) on its rate case settlement agreement and the new rates were effective on November 15, 2019. Under the approved rate case agreement, NJNG's total annual revenue is expected to increase by $62.2 million. The rate case agreement includes a return on equity (ROE) of 9.60% with a 54.0% common equity ratio and reflects a rate base of $1.76 billion with an overall rate of return of 6.95%.

Infrastructure Update:

●	The Southern Reliability Link (SRL) is designed to diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. SRL has received all permits required to complete the project and began construction in the first quarter of fiscal 2019.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year program approved by the BPU in September 2016 to replace the then remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. During fiscal 2019, NJNG invested $52.7 million to replace 72 miles of unprotected steel main and services.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is the five-year, $102.5 million investment that began in 2014. During the fourth quarter of fiscal 2019, NJNG completed the South Seaside Reinforcement project and continued construction to install a new distribution main into Long Beach Island. Final approvals were also received for the construction of a new regulator station in Brick Township, the final phase of the North Seaside Reinforcement project, with construction beginning in the first quarter of fiscal 2020.

●	NJNG's Infrastructure Investment Program (IIP) was filed with the BPU on February 28, 2019, seeking approval to implement a five-year, $507 million infrastructure investment program. The IIP consists of two components, transmission and distribution investments and information technology replacements, and enhancements. Pending BPU approval, these investments will be recovered through annual filings to adjust rates.

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

BGSS Incentive Programs:

BGSS incentive programs contributed $8.4 million to utility gross margin in fiscal 2019, compared with $12.5 million during the same period in fiscal 2018. The lower results were due primarily to lower volumes in the capacity release program and lower margin from fewer opportunities for off-system sales and storage incentives.

Energy-Efficiency Programs:

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $20.7 million during fiscal 2019 to help customers with energy-efficiency upgrades for their homes and businesses.

Midstream

Midstream reported fiscal 2019 NFE of $14.7 million, compared with $24.4 million during fiscal 2018. The results during fiscal 2018 included an income tax benefit of $13.9 million due to the revaluation of deferred taxes resulting from the effects of tax reform. Fourth quarter NFE were $3.5 million, compared with $2.1 million during the same period in fiscal 2018. The increase in NFE during the fourth quarter was primarily due to a decrease in O&M expenses and a lower income tax provision.

Infrastructure Updates:

●	Leaf River Energy Center - On October 11, NJR Midstream acquired Leaf River Energy Center, LLC (Leaf River) for $367.5 million. Leaf River is a natural gas storage facility, located in the Gulf Coast region, with 32.2 MMDth of working natural gas storage capacity with connections to six interstate pipelines.

●	The PennEast Project - Due to recent adverse court rulings, the PennEast partnership is pursuing its appellate rights and continues to evaluate development options to proceed with construction of the pipeline.

●	Adelphia Gateway is awaiting the Certificate of Public Convenience and Necessity from the Federal Regulatory Energy Commission.

Unregulated Businesses Update:

Energy Services

Energy Services reported fiscal 2019 NFE of $2.9 million, compared with $60.4 million during fiscal 2018. The decrease in fiscal 2019 was due to the lack of colder weather and related pricing volatility when compared with fiscal 2018. The results from fiscal 2018 included an income tax provision of $6.1 million due to the revaluation of deferred taxes resulting from tax reform. Fourth-quarter fiscal 2019 net financial losses were $10.7 million, compared with net financial losses of $17.6 million during the same period last year. The quarterly decrease in net financial loss was due primarily to reduced demand fees and O&M expenses during the quarter compared with the same period last year.

Clean Energy Ventures

CEV reported fiscal 2019 NFE of $77.5 million, compared with $75.8 million in fiscal 2018. The increase in fiscal 2019 NFE was due to an increase in SREC sales and ITCs recognized on projects placed in service. The results from fiscal 2018 included an income tax benefit of $61.4 million due to the revaluation of deferred taxes resulting from tax reform. Fourth-quarter fiscal 2019 NFE were $52.7 million, compared with net financial losses of $4.6 million in the same period last year. The quarterly increase in NFE was due primarily to increased SREC sales and ITCs recognized on projects placed into service.

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

Fiscal 2019 Solar Investment Update:

●	Placed seven commercial solar projects into service in fiscal 2019, adding 51.8 MW to total capacity.

●	The Sunlight Advantage®, CEV's residential solar leasing program, added 815 residential customers and now serves over 8,100 residential customers in New Jersey.

Home Services and Other Operations

Home Services and Other Operations reported fiscal 2019 NFE of $1.9 million, compared with a a net financial loss of $3.8 million in fiscal 2018. The results during fiscal 2018 included an income tax provision of $9.7 million due to the revaluation of deferred taxes resulting from tax reform. Fourth-quarter fiscal 2019 net financial losses were $1.0 million, compared with a net financial loss of $4.4 million in the same period last year. The decrease was due primarily to a change in the timing of contract revenue recognition.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile, while continuing to invest capital in regulated and unregulated projects.

●	During fiscal 2019, NJR generated operating cash flows of $189.4 million, compared with $398.3 million during fiscal 2018. The decrease was due primarily to lower financial margin generated at Energy Services and increased working capital requirements. For more information on financial margin, please see "Non-GAAP Financial Information" below.

●	During fiscal 2019, capital expenditures were $531.4 million, of which $372.1 million were related to regulated assets, compared with capital expenditures of $406.5 million, of which $274.2 million were related to regulated assets, during fiscal 2018. The increase in capital expenditures is due primarily to the construction of SRL and other capital expenditures at NJNG as well as increased solar asset investments.

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2020, forecasted contribution of business segments to fiscal 2020 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures, infrastructure programs and investments, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, earnings growth, NJNG’s base rate cases, permanent financing plans for Leaf River, as well as the ability to close the Adelphia Gateway transaction and successfully implement the Leaf River acquisitions, and construct the SRL and PennEast pipeline projects.

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial losses, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2019 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of nearly 300 megawatts, providing residential and commercial customers with low-carbon solutions.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 100 percent ownership of Leaf River Energy Center, 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2019	2018	2019	2018
OPERATING REVENUES
Utility	$88,626	$100,476	$710,793	$731,865
Nonutility	390,455	546,850	1,881,252	2,183,244
Total operating revenues	479,081	647,326	2,592,045	2,915,109
OPERATING EXPENSES
Gas purchases
Utility	39,629	48,737	320,256	276,005
Nonutility	345,690	501,791	1,716,098	1,990,832
Related parties	1,493	2,113	7,948	8,505
Operation and maintenance	71,331	83,660	256,951	263,113
Regulatory rider expenses	1,778	2,054	33,937	38,969
Depreciation and amortization	24,438	21,067	91,730	85,701
Energy and other taxes	2,512	6,247	11,190	52,102
Total operating expenses	486,871	665,669	2,438,110	2,715,227
OPERATING INCOME (LOSS)	(7,790)	(18,343)	153,935	199,882
Other (loss) income, net	5,817	4,312	11,273	13,047
Interest expense, net of capitalized interest	9,439	11,546	47,082	46,286
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(11,412)	(25,577)	118,126	166,643
Income tax benefit	(25,897)	(5,984)	(37,751)	(53,785)
Equity in earnings of affiliates	3,601	3,338	13,628	13,008
NET INCOME (LOSS)	$18,086	$(16,255)	$169,505	$233,436

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.20	$(0.18)	$1.90	$2.66
Diluted	$0.20	$(0.18)	$1.89	$2.64

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	89,983	88,279	89,242	87,689
Diluted	90,366	88,279	89,616	88,315

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER FISCAL 2019 RESULTS

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands)	2019	2018	2019	2018
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income (loss)	$18,086	$(16,255)	$169,505	$233,436
Add:
Unrealized loss on derivative instruments and related transactions	28,234	866	2,881	26,770
Tax effect	(6,745)	(592)	(711)	(4,512)
Effects of economic hedging related to natural gas inventory	(7,764)	(7,782)	4,309	(22,570)
Tax effect	1,845	1,844	(1,024)	7,362
Net income to NFE tax adjustment	(7,700)	(6,987)	—	—
Net financial earnings (loss)	$25,956	$(28,906)	$174,960	$240,486

Weighted Average Shares Outstanding
Basic	89,983	88,279	89,242	87,689
Diluted	90,366	88,279	89,616	88,315

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings (loss) per share	$0.20	$(0.18)	$1.90	$2.66
Add:
Unrealized loss on derivative instruments and related transactions	$0.31	$0.01	$0.03	$0.31
Tax effect	$(0.06)	$(0.01)	$(0.01)	$(0.05)
Effects of economic hedging related to natural gas inventory	$(0.09)	$(0.09)	$0.05	$(0.26)
Tax effect	$0.02	$0.02	$(0.01)	$0.08
Net income to NFE tax adjustment	$(0.09)	$(0.08)	$—	$—
Basic NFE per share	$0.29	$(0.33)	$1.96	$2.74

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$88,626	$100,476	$710,793	$731,865
Less:
Gas purchases	41,953	51,061	336,489	333,208
Energy and other taxes	—	3,656	—	39,426
Regulatory rider expense	1,778	2,054	33,937	38,969
Utility gross margin	$44,895	$43,705	$340,367	$320,262

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net income	$60,376	$2,364	$77,473	$75,849
Add:
Net income to NFE tax adjustment	(7,700)	(6,987)	—	—
Net financial earnings (loss)	$52,676	$(4,623)	$77,473	$75,849

NEW JERSEY RESOURCES REPORTS FOURTH-QUARTER FISCAL 2019 RESULTS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands)	2019	2018	2019	2018
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$317,678	$500,105	$1,742,791	$2,112,804
Less: Gas purchases	345,735	502,917	1,719,519	1,995,335
Add:
Unrealized loss on derivative instruments and related transactions	28,251	2,230	1,195	26,728
Effects of economic hedging related to natural gas inventory	(7,764)	(7,782)	4,309	(22,570)
Financial margin	$(7,570)	$(8,364)	$28,776	$121,627

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(34,074)	$(20,061)	$2,211	$81,777
Add:
Operation and maintenance expense	5,721	17,044	19,555	32,884
Depreciation and amortization	43	26	118	76
Other taxes	253	179	1,388	2,732
Subtotal	(28,057)	(2,812)	23,272	117,469
Add:
Unrealized loss on derivative instruments and related transactions	28,251	2,230	1,195	26,728
Effects of economic hedging related to natural gas inventory	(7,764)	(7,782)	4,309	(22,570)
Financial margin	$(7,570)	$(8,364)	$28,776	$121,627

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(26,309)	$(13,024)	$(1,268)	$53,139
Add:
Unrealized loss on derivative instruments and related transactions	28,251	2,230	1,195	26,728
Tax effect	(6,749)	(917)	(294)	(4,281)
Effects of economic hedging related to natural gas	(7,764)	(7,782)	4,309	(22,570)
Tax effect	1,845	1,844	(1,024)	7,362
Net financial (loss) earnings	$(10,726)	$(17,649)	$2,918	$60,378

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(1,035)	$4,427	$1,637	$(3,555)
Add:
Unrealized loss (gain) on derivative instruments and related transactions	20	(56)	381	(381)
Tax effect	(6)	11	(107)	107
Net financial (loss) earnings	$(1,021)	$4,382	$1,911	$(3,829)

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(Thousands, except per share data)	2019	2018	2019	2018
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$88,626	$100,476	$710,793	$731,865
Clean Energy Ventures	60,392	29,165	98,099	71,375
Energy Services	317,678	500,105	1,742,791	2,112,804
Midstream	—	—	—	—
Home Services and Other	12,997	17,080	50,902	50,057
Sub-total	479,693	646,826	2,602,585	2,966,101
Eliminations	(612)	500	(10,540)	(50,992)
Total	$479,081	$647,326	$2,592,045	$2,915,109

Operating (Loss) Income
Natural Gas Distribution	$(17,255)	$(15,217)	$111,189	$102,853
Clean Energy Ventures	44,513	12,864	36,488	12,440
Energy Services	(34,074)	(20,061)	2,211	81,777
Midstream	(1,390)	(2,972)	(4,049)	(4,454)
Home Services and Other	(408)	4,527	4,785	2,716
Sub-total	(8,614)	(20,859)	150,624	195,332
Eliminations	824	2,516	3,311	4,550
Total	$(7,790)	$(18,343)	$153,935	$199,882

Equity in Earnings of Affiliates
Midstream	$3,866	$4,061	$15,832	$16,165
Eliminations	(265)	(723)	(2,204)	(3,157)
Total	$3,601	$3,338	$13,628	$13,008

Net (Loss) Income
Natural Gas Distribution	$(18,402)	$(12,943)	$78,062	$84,048
Clean Energy Ventures	60,376	2,364	77,473	75,849
Energy Services	(26,309)	(13,024)	(1,268)	53,139
Midstream	3,488	2,052	14,689	24,367
Home Services and Other	(1,035)	4,427	1,637	(3,555)
Sub-total	18,118	(17,124)	170,593	233,848
Eliminations	(32)	869	(1,088)	(412)
Total	$18,086	$(16,255)	$169,505	$233,436

Net Financial (Loss) Earnings
Natural Gas Distribution	$(18,402)	$(12,943)	$78,062	$84,048
Clean Energy Ventures	52,676	(4,623)	77,473	75,849
Energy Services	(10,726)	(17,649)	2,918	60,378
Midstream	3,488	2,052	14,689	24,367
Home Services and Other	(1,021)	4,382	1,911	(3,829)
Sub-total	26,015	(28,781)	175,053	240,813
Eliminations	(59)	(125)	(93)	(327)
Total	$25,956	$(28,906)	$174,960	$240,486

Throughput (Bcf)
NJNG, Core Customers	19.5	21.6	108.4	116.1
NJNG, Off System/Capacity Management	34.8	40.7	123.8	150.2
Energy Services Fuel Mgmt. and Wholesale Sales	148.4	177.3	584.9	662.4
Total	202.7	239.6	817.1	928.7

Common Stock Data
Yield at September 30	2.8%	2.5%	2.8%	2.5%
Market Price at September 30	$45.22	$46.10	$45.22	$46.10
Shares Out. at September 30	89,999	88,293	89,999	88,293
Market Cap. at September 30	$4,069,745	$4,070,305	$4,069,745	$4,070,305

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer and weather data)	2019	2018	2019	2018
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$88,626	$100,476	$710,793	$731,865
Less:
Gas purchases	41,953	51,061	336,489	333,208
Energy and other taxes	—	3,656	—	39,426
Regulatory rider expense	1,778	2,054	33,937	38,969
Total Utility Gross Margin	$44,895	$43,705	$340,367	$320,262

Utility Gross Margin, Operating Income and Net Income
Residential	$24,899	$23,750	$224,597	$203,195
Commercial, Industrial & Other	7,336	6,878	50,553	46,636
Firm Transportation	8,543	8,586	51,069	51,880
Total Firm Margin	40,778	39,214	326,219	301,711
Interruptible	1,620	1,778	5,750	6,069
Total System Margin	42,398	40,992	331,969	307,780
Off System/Capacity Management/FRM/Storage Incentive	2,497	2,713	8,398	12,482
Total Utility Gross Margin	44,895	43,705	340,367	320,262
Operation and maintenance expense	45,455	44,091	165,757	159,443
Depreciation and amortization	15,423	13,599	57,980	53,208
Other taxes not reflected in gross margin	1,272	1,232	5,441	4,758
Operating (Loss) Income	$(17,255)	$(15,217)	$111,189	$102,853

Net (Loss) Income	$(18,402)	$(12,943)	$78,062	$84,048

Net (Loss) Financial Earnings	$(18,402)	$(12,943)	$78,062	$84,048

Throughput (Bcf)
Residential	3.0	2.8	46.0	45.5
Commercial, Industrial & Other	0.7	0.7	9.7	8.9
Firm Transportation	1.6	1.6	13.7	15.5
Total Firm Throughput	5.3	5.1	69.4	69.9
Interruptible	14.2	16.5	39.0	46.2
Total System Throughput	19.5	21.6	108.4	116.1
Off System/Capacity Management	34.8	40.7	123.8	150.2
Total Throughput	54.3	62.3	232.2	266.3

Customers
Residential	486,474	474,495	486,474	474,495
Commercial, Industrial & Other	28,992	28,037	28,992	28,037
Firm Transportation	32,107	36,126	32,107	36,126
Total Firm Customers	547,573	538,658	547,573	538,658
Interruptible	32	31	32	31
Total System Customers	547,605	538,689	547,605	538,689
Off System/Capacity Management*	21	28	21	28
Total Customers	547,626	538,717	547,626	538,717
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	11	14	4,506	4,537
Normal	30	32	4,552	4,561
Percent of Normal	36.7%	43.7%	99.0%	99.5%

New Jersey Resources Reports Fourth-Quarter and Fiscal 2019 Results

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customer, SREC and megawatt)	2019	2018	2019	2018
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$55,215	$21,498	$75,101	$41,548
Wind electricity sales and other	—	2,795	5,177	14,758
Solar electricity sales and other	2,800	2,807	8,818	7,284
Sunlight Advantage	2,377	2,065	9,003	7,785
Total Operating Revenues	$60,392	$29,165	$98,099	$71,375
Depreciation and Amortization	$8,744	$7,312	$32,997	$31,877
Operating Income	$44,513	$12,864	$36,488	$12,440
Income Tax (Benefit) Provision	$(9,888)	$7,343	$(48,921)	$(79,932)
Net Income	$60,376	$2,364	$77,473	$75,849
Net Financial Earnings (Loss)	$52,676	$(4,623)	$77,473	$75,849
Solar Renewable Energy Certificates Generated	114,762	91,932	311,803	245,147
Solar Renewable Energy Certificates Sold	258,930	99,750	363,600	188,312
Solar Megawatts Eligible for ITCs	25.4	13.5	60.1	42.2
Solar Megawatts Under Construction	51.8	38.1	51.8	38.1

ENERGY SERVICES
Operating Income
Operating revenues	$317,678	$500,105	$1,742,791	$2,112,804
Less:
Gas purchases	345,735	502,917	1,719,519	1,995,335
Operation and maintenance expense	5,721	17,044	19,555	32,884
Depreciation and amortization	43	26	118	76
Energy and other taxes, net	253	179	1,388	2,732
Operating (Loss) Income	$(34,074)	$(20,061)	$2,211	$81,777
Net (Loss) Income	$(26,309)	$(13,024)	$(1,268)	$53,139
Financial Margin	$(7,570)	$(8,364)	$28,776	$121,627
Net Financial (Loss) Earnings	$(10,726)	$(17,649)	$2,918	$60,378
Gas Sold and Managed (Bcf)	148.4	177.3	584.9	662.4

MIDSTREAM
Equity in Earnings of Affiliates	$3,866	$4,061	$15,832	$16,165
Other Income, Net	$911	$1,640	$7,345	$5,775
Income Tax (Benefit) Provision	$(656)	$175	$2,254	$(8,548)
Net Income	$3,488	$2,052	$14,689	$24,367

HOME SERVICES AND OTHER
Operating Revenues	$12,997	$17,080	$50,902	$50,057
Operating Income	$(408)	$4,527	$4,785	$2,716
Other (Expense) Income, Net	$(296)	$330	$(542)	$5,680
Net (Loss) Income	$(1,035)	$4,427	$1,637	$(3,555)
Net Financial (Loss) Earnings	$(1,021)	$4,382	$1,911	$(3,829)
Total Service Contract Customers at September 30	108,471	110,133	108,471	110,133